EXHIBIT 21.1

                                SUBSIDIARIES OF
                             GIANT INDUSTRIES, INC.
                            (a Delaware corporation)


                                       Jurisdiction
                                            of           Names Under Which
               Subsidiary              Incorporation   Company Does Business
-------------------------------------  -------------  -----------------------
Giant Industries Arizona, Inc.           Arizona      Giant Refining Company
                                                      Ciniza Pipe Line Company
                                                      Giant Transportation
                                                      Giant Service Stations
                                                      TransWest Tank Lines

- Giant Four Corners, Inc.*              Arizona
- Navajo Convenient Stores Co., LLC**    New Mexico
- Giant Mid-Continent, Inc.*             Arizona
- Phoenix Fuel Co., Inc.*                Arizona      Phoenix Fuel Company
                                                      Mesa Fuel Company
                                                      Tucson Fuel Company
                                                      Firebird Fuel Company
                                                      PFC Lubricants Company
    - Empire Oil Co.***                  California

- Ciniza Production Company*             New Mexico
- Giant Stop-N-Go of New Mexico, Inc.*   New Mexico
- San Juan Refining Company*             New Mexico
- Giant Pipeline Company*                New Mexico
- Giant Yorktown, Inc.*                  Delaware
- Giant Yorktown Holding Company*        Delaware
- Dial Oil Co.*                          New Mexico
______

  *A wholly-owned subsidiary of Giant Industries Arizona, Inc.
 **Giant Four Corners, Inc. has a 66 2/3% interest in this entity. ***A wholly-owned subsidiary of Phoenix Fuel Co., Inc.